EXHIBIT 10.P

EXTENSION OF EMPLOYMENT AGREEMENT

On November 13, 2015 the Registrant and its Senior Vice President of Sales and Marketing (“the Executive”) agreed to a two (2) year extension (“Extension”) of the Employment Agreement dated December 20, 1999, as modified and extended, between the Registrant and the Executive. The Extension extends the term of the Employment Agreement through October 5, 2018 and provides for an annual salary of $315,000, a bonus arrangement and, if terminated by the Registrant without cause, severance of nine months’ salary and continued company-sponsored health insurance for six months from the date of termination.